EXHIBIT 99.1

Duke Energy Selects Ambient Corporation’s Technology for

 Next Phase of Smart Grid Deployment

Duke Awards Smart Grid Contract to Ambient

Boston, MA - September 9, 2009 – Ambient Corporation (OTCBB: ABTG) today announced a long-term agreement with Duke Energy to provide communication technologies for the utility’s next phase of its smart grid deployment.

“Duke is pleased to expand our relationship with Ambient through the execution of this agreement.  Ambient’s two-way communication node advances our vision of building a smart grid intelligent network that supports the integration of numerous devices on the grid,” said Todd Arnold, Duke Energy’s SVP of Smart Grid and Customer Systems.

The contract calls for Ambient to provide its X-series communications node as the central communications technology to transmit data from residential and commercial smart meters, and other applications back to the utility’s network operations center.  This communications node allows for the efficient collection, analysis and management of energy demand through collected usage data to promote more reliable, affordable and environmentally friendly operations.

“This contract continues a strong collaboration with Duke Energy from early smart grid development projects begun in 2005,” said John J. Joyce, President and CEO of Ambient Corporation.  “We are pleased to work with Duke Energy to provide a key component of its communications platform, helping to achieve its vision for a smart grid network.”

Duke Energy, one of the largest electric power companies in the United States, has committed to building smart grid deployments over the next five years throughout its service regions, and recently received regulatory approval for an approximate 700,000 electric smart meter deployment in Ohio.  The company also has plans for smart grid initiatives in Indiana, the Carolinas and Kentucky.  (See Duke Energy’s http://smartenergynewsroom.com).

About Ambient Corporation

Ambient designs, develops and markets Ambient Smart Grid® communications technologies and equipment. Using open standards-based technologies along with in-depth industry experience, Ambient provides utilities with solutions for creating smart grid communication platforms and technologies. Headquartered in Newton, MA, Ambient is a publicly traded company (OTCBB: ABTG). More information on Ambient is available at www.ambientcorp.com.

This press release contains forward-looking statements that involve substantial uncertainties and risks.  These forward-looking statements are based upon our current expectations, estimates and projections about our business and our industry, and that reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including but not limited to, changes in economic conditions generally and our market specifically, market acceptance of new products, changes in economic conditions generally and the smart grid market specifically, changes in technology, legislative or regulatory changes that affect us, the availability and sufficiency of working capital, introduction of competing products and the risks and uncertainties discussed under the heading "RISK FACTORS" in Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

Ambient, Ambient Smart Grid, and AmbientNMS are registered trademarks of Ambient Corporation with the U.S. Patent and Trademark Office.

Media Contact

Anna E. Croop

Director, Corporate Communications

(617) 614-6739

acroop@ambientcorp.com